UNDERWRITING AGREEMENT




                                                          December 12, 2002

To the Representatives Named
on the Signature Page Hereof:

Dear Sirs:

Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

The representatives named on the signature page hereof (the "Representatives") represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated November 1, 1999, as filed as Exhibit 1.2 to Registration Statement No. 333-90385 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

Payment for the Designated Securities will be made against delivery thereof to the Representatives for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.




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                                      - 2 -


If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                      Very truly yours,

                                      CONSOLIDATED EDISON COMPANY
                                         OF NEW YORK, INC.


                               By:      /s/ Robert P. Stelben
                                            Robert P. Stelben
                                    Vice President and Treasurer

Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


SALOMON SMITH BARNEY INC.                   MORGAN STANLEY & CO. INCORPORATED


By: /s/ Howard Hiller                      By:  /s/ Harold Hendershot
    -----------------                            ----------------------
         Howard Hiller                              Harold Hendershot
         Managing Director                          Executive Director


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                         SCHEDULE I

                                                          Principal Amount of
                                                          Designated Securities
Underwriter                                               to be Purchased


         Salomon Smith Barney Inc.                        $150,000,000
         Morgan Stanley & Co. Incorporated                 150,000,000
         Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.                                      55,000,000
         Goldman, Sachs & Co.                               30,000,000
         JP Morgan Securities Inc.                          30,000,000
         Lehman Brothers Inc.                               30,000,000
         Banc One Capital Markets, Inc.                     15,000,000
         BNY Capital Markets, Inc.                          15,000,000
         HSBC Securities (USA) Inc.                         15,000,000
         M.R. Beal & Company                                 5,000,000
The Williams Capital Group, L.P.                             5,000,000

              Total                                       $500,000,000



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                                   SCHEDULE II


Title of Designated Securities:


         4.875% Debentures, Series 2002 B.


Aggregate principal amount:

         $500,000,000


Price to Public:

         Initially 99.823% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 19, 2002 to the date of delivery, and thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

         99.173% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 19, 2002 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

         Funds will be delivered by wire transfer pursuant to the Company's written instructions to the Representatives.

Indenture:

         Indenture, dated as of December 1, 1990, between the Company and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank, as Trustee.



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                                     - 2 -


Maturity:

         February 1, 2013


Interest Rate:

         4.875% per annum.


Interest Payment Dates:

         February 1, 2003, and thereafter semi-annually on each August 1 and February 1, except as otherwise provided in the Indenture.


Redemption Provisions:

         As set forth in the prospectus supplement, dated December 12, 2002, for the Designated Securities supplementing the prospectus, dated November 27, 2002, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-3 (No: 333-101227, declared effective by the Commission on November 27, 2002).


Sinking Fund Provisions:

         None.


Time of Delivery:

         10:00 a.m., on December 19, 2002.


Closing Location:

         Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.


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                                      - 3 -


Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

1. The sentence regarding delivery of the Designated Securities on the front cover of the Prospectus Supplement

Address of Representatives:

         Salomon Smith Barney Inc.          Morgan Stanley & Co. Incorporated
         388 Greenwich Street               1585 Broadway
         New York, NY 10013                 New York, NY 10036

         Attention:  Hal A. Clark           Attention:   Harold Hendershot
                     Managing Director                   Executive Director

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

         Description of Securities
         Description of Debentures

Modification of Basic Provisions


Delete Section 4 (c) of the Basic Provisions in its entirety and substitute the following:

"(a) To deliver to the Representatives conformed copies of the Registration Statement, and each amendment thereto, including exhibits thereto and documents incorporated by reference therein, and to furnish to the Underwriters copies of the Prospectus, and each amendment or supplement thereto, in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at that time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during the same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon its request to file the document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct the statement or omission or effect compliance;"

Delete Section 6 (d) of the Basic Provisions in its entirety and substitute the following:

"The Representatives shall have received at the Time of Delivery a letter from PricewaterhouseCoopers LLP, dated the Time of Delivery, substantially in the form theretofore supplied to and deemed satisfactory by the Representatives."